EXHIBIT 99.1

Altair Nanotechnologies, Inc. to Raise $14 Million in Registered Direct Offering

Reno, NV — May 22, 2009 — Altair Nanotechnologies Inc. (Altairnano) (Nasdaq: ALTI), a leading provider of energy storage systems for clean, efficient power and energy management, today announced that it has entered into definitive agreements with select institutional investors to raise gross proceeds of approximately $14 million, before deducting placement agent’s fees and other estimated offering expenses, in a registered direct offering.  Under the terms of the transaction, Altair will sell 11,994,469 million common shares at a purchase price of $1.17 per share.  Investors will also receive warrants to purchase 0.55 of a common share for each common share purchased.  The common shares and warrants will be issued separately and will be immediately separable.  The warrants will be exercisable at any time on or after the date of issuance for a period of seven years at an exercise price of $1.00 per common share.  The closing of the offering is expected to take place on May 28, 2009, subject to the satisfaction of customary closing conditions. Lazard Capital Markets LLC acted as the exclusive placement agent for the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The common shares  and warrants described above are being offered pursuant to registration statement previously declared effective by the Securities and Exchange Commission and a prospectus, forming a part of the effective registration statement. Copies of the final prospectus supplement for this offering and accompanying base prospectus may be obtained at the Securities and Exchange Commission website at http://www.sec.gov, or from Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020.

About Altair Nanotechnologies Inc.
Headquartered in Reno, Nevada with manufacturing in Anderson, Indiana, Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Going beyond lithium ion, Altairnano's Lithium-Titanate based battery systems are among the highest performing and most scalable, with applications that include battery cells for military artillery, battery packs for hybrid vehicles and energy storage systems for large-scale stationary power services. For more information please visit Altairnano at www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause Altairnano's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that the transaction will not close because of the failure of a party to satisfy one or more conditions to closing, adverse regulatory or political developments prior to closing or a default by one or more of the parties.   In addition, other risks are identified in the company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For Additional Information:

Institutional Investors:
C. Robert Pedraza
Vice President, Corporate Strategy
Altair Nanotechnologies, Inc.
775.856.2500
ir@altairnano.com

Individual Investors:
Marty Tullio
McCloud Communications, LLC
949.553.9748
marty@mccloudcommunications.com

Media Relations
Jeff Brunings
Director, Strategic Marketing
Altair Nanotechnologies, Inc.
775.856.2500
mediarelations@altairnano.com

###